Exhibit 32

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of International Smart Sourcing, Inc. (the “Company”) on Form 10-QSB for the period ending June 24, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David Hale, as Chairman and President of the Company, and David Kassel, as Chief Executive Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ DAVID HALE

David Hale
Chairman of the Board of Directors and
President
August 5, 2005

/s/ DAVID KASSEL

David Kassel
Chief Executive Officer and Director
August 5, 2005